EXHIBIT 10.2
SECOND MODIFICATION TO PROMISSORY NOTE

THIS MODIFICATION TO PROMISSORY NOTE (this “Modification”) is entered into as of June 30, 2013, by and between AMBASSADORS GROUP, INC. (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Revolving Line of Credit Note in the maximum principal amount of $20,000,000.00, executed by Borrower and payable to the order of Bank, dated as of May 31, 2011 (the "Note"), which Note is subject to the terms and conditions of a loan agreement between Borrower and Bank dated as of May 30, 2008, as amended from time to time (the "Loan Agreement").

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Note, and have agreed to modify the Note to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Note shall be modified as follows:

1.           The maximum principal amount available under the Note is hereby modified to be Twelve Million Five Hundred Thousand Dollars ($12,500,000.00).

2.           The effective date of the changes set forth herein shall be June 30, 2013.  In consideration of said changes and as a condition to their effectiveness, immediately upon signing this Modification Borrower shall pay to Bank a non-refundable fee of $3,500.00.

3.           Except as expressly set forth herein, all terms and conditions of the Note remain in full force and effect, without waiver or modification.  All terms defined in the Note or the Loan Agreement shall have the same meaning when used in this Modification.  This Modification and the Note shall be read together, as one document.

4.           Borrower certifies that as of the date of this Modification there exists no Event of Default under the Note, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, the parties hereto have caused this Modification to be executed as of the day and year first written above.

       WELLS FARGO BANK,
AMBASSADORS GROUP, INC.                                                                     NATIONAL ASSOCIATION

By: /s/Anthony F. Dombrowik                                                            By: /s/ Thomas Thoen
       Anthony F. Dombrowik,                                                                        Thomas Thoen,
       Chief Financial Officer                                                                            Relationship Manager